Exhibit 10.24

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

AMENDED AND RESTATED LICENSE AGREEMENT

This Amended and Restated License Agreement (“Agreement”) is made and entered into between the President and Fellows of Harvard College (“HARVARD”) having offices at the Office for Technology and Trademark Licensing, 1350 Massachusetts Avenue, Suite 727, Cambridge, Massachusetts 02138 and Curis, Inc. (“LICENSEE”), the successor in interest to Ontogeny Inc., a Delaware corporation having offices at 61 Moulton Street, Cambridge, Massachusetts 02138, with effect from the date of execution (“the Effective Date”). This Agreement is intended to supersede and replace the previous agreement between the parties, dated February 9, 1995 (“the Original Effective Date”), as previously amended on January 1, 1997, February 25, 1998, September 1, 2000, December 1, 2000 and August 1, 2002. HARVARD and LICENSEE are parties to a separate license agreement dated September 1 , 2000, as amended and restated June 10, 2003 (“the 2000 License Agreement”), which confers to LICENSEE commercial rights to technology that may be related to the subject matter of PATENT RIGHTS.

In consideration of the mutual promises set forth below, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1	PATENT RIGHTS shall mean [**], the inventions described and claimed therein, and any divisions, continuations, continuations-in-part to the extent that their claims are dominated by existing PATENT RIGHTS, patents issuing thereon or reissues thereof, and any and all foreign patents and patent applications corresponding thereto, to the extent these are owned by or controlled by HARVARD; which will be automatically incorporated in and added to this Agreement and shall periodically be added to Appendix A attached to this Agreement and made a part thereof.

1.2	CLAIM shall mean (a) a valid and enforceable claim of an issued patent included in the PATENT RIGHTS and (b) with respect to a patent application of the PATENT RIGHTS, a claim of such patent application which has not been abandoned or rejected by an administrative agency from which no appeal can be taken.

1.3	BIOLOGICAL MATERIALS shall mean the proprietary materials developed in the laboratories of Drs. A. McMahon, C. Tabin and D. Melton as a result of research concerning the licensed subject matter, identified in Appendix B, such Appendix to be periodically updated by mutual agreement, and supplied to LICENSEE by HARVARD together with any progeny, mutants or derivatives, to the extent that they contain a substantial portion of the original BIOLOGICAL MATERIALS. Proprietary materials shall mean materials which are not generally available from another source and which are under the control of HARVARD.

1.4	ROYALTY PRODUCTS shall mean products, the manufacture, use or sale of which would, absent the license granted hereunder, infringe a CLAIM, with the exception of any antibodies which bind to a hedgehog protein which shall be designated as MILESTONE PRODUCTS.

1.5	MILESTONE PRODUCTS shall mean products which are not ROYALTY PRODUCTS and (a) are identified or discovered in material part through the use of processes or subject matter covered in a CLAIM or (b) agonize or antagonize members of the hedgehog gene family or (c) agonize or antagonize follistatin or (d) incorporate a substantial portion of a BIOLOGICAL MATERIAL or which could not be made except by utilizing a BIOLOGICAL MATERIAL or (e) are antibodies which bind to a hedgehog protein.

1.6	NET SALES shall mean the amount billed or invoiced for sales of ROYALTY PRODUCTS or MILESTONE PRODUCTS:

(a)	Customary trade, quantity or cash discounts and non-affiliated brokers’ or agents’ commissions actually allowed and taken;

(b)	Amounts repaid or credited by reason of rejection or return; and/or

(c)	To the extent separately stated on purchase orders, invoices or other documents of sale, taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use and paid by or on behalf of LICENSEE.

(d)	Amounts charged for shipping, packaging, insurance, storage or handling to the extent these are individually itemized on invoices.

1.7	AFFILIATES shall mean any third party company, corporation, or business controlling, controlled by or under common control with LICENSEE. Control shall mean ownership or control of at least fifty percent (50%) of the voting stock.

ARTICLE II

GRANT

2.1	HARVARD hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, a worldwide license, under PATENT RIGHTS to make and have made, to use and have used, to sell and have sold the ROYALTY PRODUCTS for the life of PATENT RIGHTS, and a worldwide license to use BIOLOGICAL MATERIALS to make and have made, to use and have used, to sell and have sold or to identify the

MILESTONE PRODUCTS. Such license shall include the right to grant sublicenses. In order to provide LICENSEE with a period of exclusivity, HARVARD agrees it will not grant licenses under PATENT RIGHTS to others except as required by HARVARD’s obligations in paragraph 2.2(a) or as permitted in paragraph 2.2(b) and that it will not provide BIOLOGICAL MATERIALS to others for any commercial purpose. LICENSEE agrees during the period of exclusivity of this license in the United States that any product subject to this Agreement to be sold in the United States by LICENSEE or its AFFILIATES or sublicensees will be manufactured substantially in the United States, unless appropriate waivers are obtained from the United States government.

2.2	The granting and acceptance of this license is subject to the following conditions:

(a)	HARVARD’s “Statement of Policy in Regard to Inventions, Patents and Copyrights” dated March 17, 1986, Public Law 96-517, Public Law 98-620 and HARVARD’s obligations under agreements with other sponsors of research. Any right granted in this Agreement greater than that permitted under Public Law 96-517 or Public Law 98-620 shall be subject to modification as may be required to conform to the provisions of that statute.

(b)	HARVARD shall have the right to make and to use and to grant non-exclusive licenses to make and to use, for research purposes only and not for any commercial purpose, the BIOLOGICAL MATERIALS and the subject matter described and claimed in PATENT RIGHTS. HARVARD, to the extent it is aware of any patent rights arising from such research conducted during the term of this Agreement, shall notify LICENSEE of said rights.

(c)	LICENSEE shall use reasonable efforts to effect introduction of the ROYALTY PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment; thereafter, until the expiration of this Agreement, LICENSEE shall endeavor to keep such ROYALTY PRODUCTS reasonably available to the public.

(d)	If, in HARVARD’s reasonable judgment, LICENSEE and/or LICENSEE’s sublicensee fails to satisfy both of the following conditions for either the hedgehog technology or the follistatin technology, which failure is not cured within ninety (90) days after written notice of such failure by HARVARD to LICENSEE, HARVARD shall have the right to terminate this license or render it non-exclusive with respect to the technology which is not under development:

(i)	is demonstrably engaged in research, development, manufacturing, marketing or licensing program, as appropriate, directed toward the development and commercialization of the licensed subject matter, and

(ii)	has devoted at least $[**] annually to the development and commercialization of the licensed subject matter as of June 10, 2003, and annually thereafter.

In making this determination, HARVARD shall take into account the normal course of such programs conducted with sound and reasonable business practices and judgment and shall take into account the reports provided hereunder by LICENSEE.

(e)	HARVARD shall have the right to terminate this Agreement if LICENSEE does not adhere to the following performance milestones for at least one potential ROYALTY PRODUCT or MILESTONE PRODUCT.

Years from February 9, 1995	Milestone
0 through 11	Commencement of Phase I ( or equivalent) study
11 through 13	Commencement of Phase II (or equivalent) study

(f)	All sublicenses granted by LICENSEE hereunder shall include a requirement that the sublicensee use reasonable commercial efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible. Such sublicenses shall be subject and subordinate to the terms and conditions of this Agreement. Copies of all sublicense agreements shall be provided to HARVARD.

(g)	If LICENSEE (or its sublicensees) does not devote at least $[**] to the development and commercialization of the licensed subject matter for any calendar year (commencing in 2003) to the development and/or commercialization, as appropriate, of any part of the subject matter of the PATENT RIGHTS for use in any specific field and if HARVARD requests in writing that LICENSEE grant a sublicense to a third party to develop and/or commercialize such part of the subject matter for use in such field, LICENSEE shall within ninety (90) days after receipt of such notice either (i) commit at least two FTEs toward such development and/or commercialization or (ii) grant such requested sublicense, unless LICENSEE reasonably satisfies HARVARD that such sublicense would be contrary to sound and reasonable business practice and that the granting of such sublicense would not materially increase the availability to the public of products manufactured under this license.

2.3	HARVARD hereby grants to LICENSEE the right to assign the licenses granted or to be granted in paragraph 2.1 to an AFFILIATE subject to the terms and conditions hereof.

2.4	All rights reserved to the United States Government and others under Public Law 96-517 and 98-620 shall in no way be affected by this Agreement.

ARTICLE III

ROYALTIES

3.1	Upon execution of Amendment 1, effective January 1, 1997, of the license agreement of the Original Effective Date, LICENSEE agreed to pay to HARVARD a non-refundable, non-creditable fee of [**] ($[**]) dollars. HARVARD hereby acknowledges receipt of [**] ($[**]) dollars of such fee.

3.2 (a)	Upon execution of the license agreement of the Original Effective Date, LICENSEE’s predecessor in interest, Ontogeny, Inc., issued to HARVARD 450,000 shares of Ontogeny Inc. Common Stock that was converted upon the merger of Ontogeny, Inc. into 115,380 shares of LICENSEE’s fully registered, unrestricted common stock (“Common Stock”). Such shares were deemed part of the royalty consideration for the grant of this license.

(b)	As further consideration for HARVARD’s agreement to enter into this Agreement, the parties agree as follows:

(i)	On the Effective Date the parties are entering into a Stock Agreement on substantially the terms attached hereto as Appendix C (the “Stock Agreement”), pursuant to which LICENSEE shall issue as directed by HARVARD 100,000 shares (collectively, the “Shares”), of LICENSEE Common Stock, $0.01 par value per share (“Common Stock”). The Stock Agreement provides, among other things, that (i) HARVARD shall have the right on one occasion beginning anytime after the date which is six (6) months from the date of execution of the Stock Agreement (the “Registration Date”) to request the registration of the Shares for resale on a Form S-3 registration statement and (ii) until the Registration Date, HARVARD shall not sell, transfer, or otherwise dispose of the Shares. Notwithstanding the foregoing, the Company may elect, upon notice to and request from HARVARD, in its sole discretion, to include the Shares in any resale registration statement that it files for the benefit of other LICENSEE stockholders prior to the Registration Date; provided that, in any event the Shares shall remain subject to the limitations of (ii) above until the Registration Date.

(ii)	Upon the earlier of (i) the day immediately preceding the date of a Change of Control (as defined below) or (ii) the date which is no later than the thirty (30) calendar days after the date on which the first Royalty Product or Milestone Product enters Phase III clinical trials, LICENSEE will issue as directed by HARVARD an additional 100,000 shares of LICENSEE Common Stock to be covered by the Stock Agreement attached as Appendix C, provided that each party to whom LICENSEE Common Stock is issued has agreed in writing that such Common Stock is subject to the terms of Section 3 of the Stock Agreement. The number of such shares shall be adjusted appropriately to reflect stock dividends, stock splits, reverse splits and similar capital changes.

As used herein, “Change of Control” shall mean:

(1)	the consummation of the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(2)	such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(3)	the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

3.3 (a)	LICENSEE shall pay HARVARD during the term of this license a royalty of [**] percent ([**]%) of NET SALES of all ROYALTY PRODUCTS sold by LICENSEE and its AFFILIATES; provided, however, that in the case of ROYALTY PRODUCTS covered by a pending patent claim, such royalty of [**]percent ([**]%) shall be due and payable as follows: [**] percent ([**]%) shall be payable to HARVARD pursuant to Section 4.4(a), and the remainder shall accumulate and shall not be required to be paid by LICENSEE to HARVARD unless and until such claim is issued as part of a patent in the applicable jurisdiction. A ROYALTY PRODUCT that is a ROYALTY PRODUCT solely as a result of any such claim that has been abandoned, has been rejected by an administrative agency from which no appeal can be taken or has been pending for more than five years in any jurisdiction shall cease to be a ROYALTY PRODUCT in such jurisdiction unless and until such claim is issued as part of a patent.

In the event that a ROYALTY PRODUCT as contemplated in this Agreement is also a Royalty Product or a Milestone Product as defined in the 2000 License Agreement (“2000 Royalty Product” and “2000 Milestone Product”, respectively), LICENSEE may reduce the royalty due to HARVARD on such ROYALTY PRODUCT to [**] percent ([**]%) of the royalty due to HARVARD on such ROYALTY PRODUCT.

(b)	If LICENSEE grants a sublicense under this Agreement to a sublicensee (other than an AFFILIATE), LICENSEE shall pay to HARVARD [**] percent ([**]%) of any royalties, fees or other amounts received by LICENSEE or its AFFILIATES as a result of the sublicensee’s development and/or sale of ROYALTY PRODUCTS, or [**] percent ([**]%) with respect to MILESTONE PRODUCTS, excluding: (i) amounts paid in partial or full consideration of equity of LICENSEE or its AFFILIATES at fair market value; (ii) amounts paid to fund research and development activities conducted by LICENSEE or its AFFILIATES for that sublicensee; and (iii) non-monetary consideration, including, without limitation, intellectual property rights, noncompetition covenants and the like. In the event a sublicense granted under this Agreement also includes a sublicense to patent rights contained in the 2000 License Agreement, then LICENSEE may reduce the royalty on sublicense income due in this Section to [**] percent ([**]%) or [**] percent ([**]%), respectively. LICENSEE shall not grant a sublicense hereunder (other than to an AFFILIATE) pursuant to a transaction in which LICENSEE surrenders substantially all of its legal rights and economic interest in the PATENT RIGHTS and ROYALTY PRODUCTS to a third party in exchange for the transfer by such third party to LICENSEE of rights to a different technology or products.

(c)	If LICENSEE, in order to make, use, sell or otherwise exploit the ROYALTY PRODUCTS in any jurisdiction, reasonably determine that they must make royalty payments (“Third Party Payments”) to one or more independent third parties to obtain a license or similar right to make, use, sell or otherwise exploit the ROYALTY PRODUCTS such that the total royalty burden for such ROYALTY PRODUCT equals or exceeds [**] ([**]%) percent, LICENSEE may reduce the royalty due to HARVARD by [**] ([**]%) for each percent above [**] ([**]%) percent, but in no event shall any such payment due to HARVARD be reduced by more than [**]% as a result of such reduction.

(d)	If this license is converted to a non-exclusive one and if other non-exclusive licenses are granted, the above royalties shall not exceed and shall be reduced to the royalty being paid by other licensees during the term of the non-exclusive license.

(e)	LICENSEE shall pay HARVARD during the term of this license a non-reductible royalty of [**] percent ([**]%) of NET SALES of all MILESTONE PRODUCTS sold by LICENSEE and its AFFILIATES. LICENSEE’s obligation to make royalty payments for MILESTONE PRODUCTS under this Section 3.3 (e) shall expire (10) years after the first commercial sale of a MILESTONE PRODUCT. The parties agree that such payments are consideration for LICENSEE’s use of PATENT RIGHTS.

If this license is terminated by LICENSEE or its AFFILIATES, or is converted a non-exclusive license or terminated by HARVARD for a financial default, the above milestone payments shall still be due with respect to all MILESTONE PRODUCTS identified by LICENSEE or its AFFILIATES prior to such termination or conversion. If this license is converted to a non-exclusive license or terminated by HARVARD for any reason other than a financial default, the above milestone payments will be due on only the first MILESTONE PRODUCT sold after such termination or conversion and identified prior to such termination and conversion.

In the event that a MILESTONE PRODUCT, as contemplated in this Agreement, is also a 2000 Royalty Product or a 2000 Milestone Product, LICENSEE may reduce payments due to HARVARD, under this section 3.3 (e), on such MILESTONE PRODUCT, to [**] percent ([**]%) of the milestone payment due to HARVARD on such MILESTONE PRODUCT.

(f)	On sales between LICENSEE and its AFFILIATES or sublicensees for resale, the royalty shall be paid only on the resale by the AFFILIATE or sublicensee, and a single royalty shall be paid by LICENSEE and its AFFILIATES with respect to amounts received by them as a result of such resale.

(g)	If any of the ROYALTY PRODUCTS or MILESTONE PRODUCTS include one or more material, active components not covered by a CLAIM of PATENT RIGHTS (a “Combination Product”), NET SALES for purposes of determining royalties for the Combination Product shall be calculated by multiplying NET SALES for the Combination Product by a fraction, A/A+B, where A is the total invoice price of the component or components covered by a CLAIM of PATENT RIGHTS if sold separately in the relevant market and B is the total invoice price of any other material components in the combination if sold separately in the relevant market. In the event that the material component covered by a CLAIM of PATENT RIGHTS or any other material component in the Combination Product is not sold separately, NET SALES for purposes of determining royalties shall be calculated by multiplying NET SALES of the Combination Product by a fraction, n/C, where n is the number of components covered by a CLAIM of PATENT RIGHTS and C is the number of material, active components in the Combination Product.

(h)	If LICENSEE, in order to enable its sublicense to make, use, sell or otherwise exploit the ROYALTY PRODUCTS or MILESTONE PRODUCTS in any jurisdiction, reasonably determines that they must make royalty payments to one or more independent third parties to obtain a license or similar right to make, use, sell or otherwise exploit the ROYALTY PRODUCTS or MILESTONE PRODUCTS, then LICENSEE may reduce the share of LICENSEE’s sublicensing income due HARVARD by the amount paid to such one or more independent third parties, but in no event shall any such payment due to HARVARD be reduced by more than [**]% as a result of such reduction.

3.4	On January 1 of each calendar year after the effective date of this Agreement, LICENSEE shall pay HARVARD a non-refundable license maintenance royalty and/or advance on royalties of [**] dollars ($[**]); such payment may be credited against running royalties due for that calendar year and royalty reports should reflect the use of this credit. None of these payments are creditable against milestone payments nor against royalties due for any subsequent calendar year. HARVARD shall have the right to terminate this license, subject to the cure period defined in Section 8.2, in the event that LICENSEE does not pay the following license maintenance fees and/or advance on royalties.

3.5.	In consideration of the license to United States Patent Application Serial No[**] filed September 10, 1999 and the inventions set forth therein, on January 1 of each calendar year after the effective date of this Agreement, LICENSEE shall pay to HARVARD a non-refundable license maintenance royalty and/or advance on royalties of [**] dollars ($[**]). Such payments may be credited against running royalties due in connection with such license for that calendar year and Royalty Reports shall reflect such a credit. Such payments shall not be credited against milestone payments (if any) nor against royalties due for any subsequent calendar year.

ARTICLE IV

REPORTING

4.1	Prior to signing this Agreement, LICENSEE has provided to HARVARD LICENSEE’s corporate overview and will provide, within nine (9) months of the date of execution of this Agreement, a written business plan and a reasonable written research and development plan under which LICENSEE intends to bring the subject matter of the licenses granted hereunder into commercial use upon execution of this Agreement. Such plan, which is subject to change, shall include proposed marketing efforts.

4.2	LICENSEE shall provide written annual reports within sixty (60) days after June 30 of each calendar year which shall include but not be limited to: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding twelve (12) months as well as plans for the coming year. If progress differs from that anticipated in the plan provided under Section 4.1, LICENSEE shall explain the reasons for the difference and submit a modified plan for HARVARD’s review. LICENSEE shall also provide any reasonable additional data HARVARD requires to evaluate LICENSEE’s performance.

4.3	LICENSEE shall report to HARVARD the date of first sale of ROYALTY PRODUCTS and MILESTONE PRODUCTS in each country within sixty (60) days of occurrence.

4.4 (a)	After the commencement of sales, LICENSEE agrees to submit to HARVARD within sixty (60) days after the calendar half years ending June 30 and December 31, reports setting forth for the preceding six (6) month period at least the following information:

(i)	the number of the ROYALTY PRODUCTS sold by LICENSEE, its AFFILIATES and sublicensees in each country;

(ii)	total billings for such ROYALTY PRODUCTS;

(iii)	deductions applicable to determine the NET SALES thereof;

(iv)	sublicense income subject to sharing with HARVARD

(v)	such other information as shall be necessary to determine royalty payments or other payments due to HARVARD

(vi)	the amount of royalty due thereon;

and with each such royalty report to pay the amount of royalty due. LICENSEE shall specify which PATENT RIGHTS are utilized for each ROYALTY PRODUCT included in the report. Such report shall be certified as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from royalties as specified herein. If no royalties are due to HARVARD for any reporting period, the written report shall so state.

(b)	All payments due hereunder shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the New York Times or, if not in the New York Times, then in the Wall Street Journal) on the last working day of each royalty period. Such payments shall be without deduction of exchange, collection or other charges.

(c)	All such reports shall be maintained in confidence by HARVARD, except as required by law, including Public Law 96-517 and 98-620; however, HARVARD may include annual amounts of royalties paid in its usual financial reports.

(d)	Late payments shall be subject to an interest charge of one and one half percent (1 1/2%) per month.

ARTICLE V

RECORD KEEPING

5.1	LICENSEE shall keep, and shall require its AFFILIATES and sublicensees to keep accurate and correct records of ROYALTY PRODUCTS and MILESTONE PRODUCTS made, used or sold under this Agreement, appropriate to determine the amount of royalties due hereunder to HARVARD. Such records shall be retained for at least three (3) years following a given reporting period. They shall be available during normal business hours for inspection at the expense of HARVARD by HARVARD’s Internal Audit Department or by a Certified Public Accountant selected by HARVARD and approved by LICENSEE for the sole purpose of verifying reports and payments hereunder. Such accountant shall not disclose to HARVARD any information other than information relating to accuracy of reports and payments made under this Agreement. In the event that any such inspection shows an underreporting and underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall pay the cost of such examination as well as any additional sum that would have been payable to HARVARD had the LICENSEE reported correctly, plus interest.

ARTICLE VI

DOMESTIC AND FOREIGN PATENT FILING & MAINTENANCE

6.1	LICENSEE shall assume primary responsibility for the filing, prosecution and maintenance of any and all patents and patent applications included in PATENT RIGHTS, using patent counsel reasonably acceptable to HARVARD, and LICENSEE shall be responsible for all costs relating thereto. Counsel will directly notify HARVARD and LICENSEE and provide them copies of any official communications from the United States and foreign patent offices relating to said prosecution. Counsel shall also provide HARVARD with advance copies of all relevant communications to the various patent offices, so that HARVARD may be informed and apprised of the continuing prosecution of patent applications in PATENT RIGHTS. HARVARD shall have reasonable opportunities to participate in decision making on all key decisions affecting filing, prosecution and maintenance of patents and patent applications in PATENT RIGHTS including, without limitation, the right to approve or disapprove the abandonment of any patent or claims thereof and LICENSEE will use reasonable efforts to incorporate HARVARD’s reasonable suggestions regarding said prosecution. LICENSEE shall use all reasonable efforts to amend any patent application to include claims reasonably requested by HARVARD to protect ROYALTY PRODUCTS.

6.2	HARVARD and LICENSEE agree to cooperate fully in the preparation, filing, prosecution and maintenance of PATENT RIGHTS and of all patents and patent applications licensed to LICENSEE hereunder, executing all papers and instruments or requiring members of HARVARD to execute such papers and instruments so as to enable LICENSEE to apply for, to prosecute and to maintain patent applications and patents in HARVARD’s name in any country.

6.3	If LICENSEE elects no longer to pay the expenses of a patent application or patent included within PATENT RIGHTS, LICENSEE shall notify HARVARD not less than sixty (60) days prior to such action, such date being at least 30 (thirty) days prior to any pending action or expenditure, and shall thereby surrender its rights under such patent or patent application.

6.4	In the event that LICENSEE elects not to prosecute or maintain any of the patents or patent applications relating to the PATENT RIGHTS or any portion thereof in any jurisdiction, then HARVARD shall have the right, at its own expense to prosecute or maintain the patents or patent applications relating to the PATENT RIGHTS or portion thereof in such jurisdiction, but LICENSEE shall have no further rights to such patents or patent applications or portion thereof.

6.5	If HARVARD can demonstrate that it is not being adequately informed or apprised of the continuing prosecution of patents or patent applications in PATENT RIGHTS, or that it is not being provided with reasonable opportunities to participate in decision making or that its interests are not being adequately protected, HARVARD shall be entitled to engage, at LICENSEE’s expense, independent patent counsel to review and evaluate patent prosecution and filing of patents and patent applications included in PATENT RIGHTS. Henceforth HARVARD and LICENSEE shall share responsibility for patent prosecution, with LICENSEE reimbursing HARVARD in full for any patent expenses incurred by HARVARD.

ARTICLE VII

INFRINGEMENT

7.1	With respect to any PATENT RIGHTS under which LICENSEE is exclusively licensed pursuant to this Agreement, LICENSEE or its sublicensee shall have the right to prosecute in its own name and at its own expense any suspected infringement of such patent, so long as such license is exclusive at the time of the commencement of such action. HARVARD agrees to notify LICENSEE promptly of each infringement of such patents of which HARVARD is or becomes aware. Before LICENSEE or its sublicensees commences an action with respect to any infringement of such patents, LICENSEE shall give careful consideration to the views of HARVARD and to potential effects on the public interest in making its decision whether or not to sue and in the case of a LICENSEE sublicense, shall report such views to the sublicensee.

7.2	If LICENSEE or its sublicensee elects to commence an action as described above and HARVARD is a legally indispensable party to such action, HARVARD shall have the right to assign to LICENSEE all of HARVARD’s right, title and interest in each patent which is a part of the PATENT RIGHTS and is the subject of such action (subject to all

HARVARD’s obligations to the government and others having rights in such patent). In the event that HARVARD makes such an assignment, such assignment shall be irrevocable, and such action by LICENSEE on that patent or patents shall thereafter be brought or continued without HARVARD as a party, if HARVARD is no longer an indispensable party. Notwithstanding any such assignment to LICENSEE by HARVARD and regardless of whether HARVARD is or is not an indispensable party, HARVARD shall cooperate fully with LICENSEE in connection with any such action. In the event that any patent is assigned to LICENSEE by HARVARD, pursuant to this paragraph, such assignment shall require LICENSEE to continue to meet its obligations under this Agreement as if the assigned patent or patent application were still licensed to LICENSEE.

7.3	If LICENSEE or its sublicensee elects to commence an action described above and HARVARD is a legally indispensable party to such action, HARVARD may join the action as a co-plaintiff. Upon doing so, HARVARD shall be consulted on any actions LICENSEE or its sublicensees intend with respect to the suspected infringement.

7.4	LICENSEE shall reimburse HARVARD for any reasonable costs it incurs as part of an action brought by LICENSEE or its sublicensee, irrespective of whether HARVARD shall become a co-plaintiff.

7.5	If LICENSEE or its sublicensee elects to commence an action as described above, LICENSEE may reduce, by up to [**] percent ([**]%), the royalty due to HARVARD earned under the patent subject to suit by [**]percent ([**]%) of the amount of the expenses and costs of such action, including attorney fees. In the event that such [**]percent ([**]%) of such expenses and costs exceed the amount of royalties withheld by LICENSEE for any calendar year, LICENSEE may to that extent reduce the royalties due to HARVARD from LICENSEE in succeeding calendar years, but never by more than [**] percent ([**]%) of the royalty due in any one year.

7.6	No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of HARVARD, which consent shall not be unreasonably withheld.

7.7	Recoveries or reimbursements from such action shall first be applied to reimburse LICENSEE and HARVARD for litigation costs not paid from royalties and then to reimburse HARVARD for royalties withheld. Any remaining recoveries or reimbursements shall be shared [**]% to LICENSEE and [**]% to HARVARD.

7.8	In the event that LICENSEE and its sublicensee, if any, elect not to exercise their right to prosecute an infringement of the PATENT RIGHTS pursuant to the above paragraphs, HARVARD may do so at its own expense, controlling such action and retaining all recoveries therefrom.

7.9	In the event that a declaratory judgment action alleging invalidity of any of the PATENT RIGHTS shall be brought against LICENSEE, HARVARD, at its sole option, shall have the right to intervene, in which event both parties shall jointly control the defense of such action and share equally its expenses and costs.

ARTICLE VIII

TERMINATION OF AGREEMENT

8.1	This Agreement, unless extended or terminated as provided herein, shall remain in effect until the last patent or patent application in the PATENT RIGHTS has expired or been abandoned.

8.2	In the event LICENSEE fails to make payments or stock transfers due hereunder, HARVARD shall have the right to terminate this Agreement upon forty-five (45) days written notice of such failure, unless LICENSEE makes such payments plus interest within the forty-five (45) day notice period. If payments are not so made, HARVARD may immediately terminate this Agreement, unless such occurs as a result of a bona fide dispute as to the amount due.

8.3	In the event that LICENSEE shall be in default in the performance of any obligations under this Agreement (other than as provided in 8.2 above which shall take precedence over any other default), and if the default has not been remedied within ninety (90) days after the date of notice in writing of such default, HARVARD may terminate this Agreement by written notice.

8.4	In the event that LICENSEE shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it, which petition is not dismissed within 90 days of filing, HARVARD shall have the right to terminate this entire Agreement immediately upon giving LICENSEE written notice of such termination.

8.5	Any sublicenses granted by LICENSEE under this Agreement shall provide for termination or assignment to HARVARD, at the option of HARVARD, of LICENSEE’s interest therein upon termination of this Agreement.

8.6	LICENSEE shall have the right to terminate this Agreement with respect to either the hedgehog or the follistatin technology by giving ninety (90) days advance written notice to HARVARD to that effect. Upon termination, a final report shall be submitted and any royalty payments and unreimbursed patent expenses due to HARVARD shall become immediately payable.

8.7	Sections 3.3(c), 8.6, 9.2, 9.3, 9.4 and 9.5 of this Agreement shall survive termination.

ARTICLE IX

GENERAL

9.1	HARVARD represents and warrants that Drs. D. Melton, A. Hemmati-Brivanlou, C. Tabin, A. McMahon and P. Ingham have assigned to HARVARD or ICRF their entire right, title, and interest in the patent applications or patents comprising the PATENT RIGHTS, and that ICRF has authorized HARVARD to license its rights and interest in the patent applications or patents comprising the PATENT RIGHTS, and that HARVARD has the authority to issue the licenses granted to LICENSEE hereunder under said PATENT RIGHTS. HARVARD does not warrant the validity of the PATENT RIGHTS licensed hereunder and makes no representations whatsoever with regard to the scope of the licensed PATENT RIGHTS or that such PATENT RIGHTS may be exploited by LICENSEE, an AFFILIATE, or sublicensee without infringing other patents.

9.2	HARVARD EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PATENT RIGHTS, BIOLOGICAL MATERIAL, OR INFORMATION SUPPLIED BY HARVARD OR ROYALTY PRODUCTS OR MILESTONE PRODUCTS CONTEMPLATED BY THIS AGREEMENT. Further HARVARD has made no investigation and makes no representation that the BIOLOGICAL MATERIALS supplied by it or the methods used in making or using such materials are free from liability for patent infringement.

9.3	LICENSEE shall not distribute or release the BIOLOGICAL MATERIALS to others except to further the purposes of this Agreement. LICENSEE shall protect the BIOLOGICAL MATERIAL at least as well as it protects its own valuable tangible personal property and shall take reasonable and legal measures in any bankruptcy proceeding to protect the BIOLOGICAL MATERIAL from any claims by third parties including creditors and trustees in bankruptcy.

9.4 (a)	LICENSEE shall indemnify, defend and hold harmless HARVARD and ICRF and their directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expenses (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement. The above indemnification shall apply whether or not such liability, damage, loss or expense is attributable to the negligent activities of the Indemnitees.

(b)	LICENSEE agrees, at its own expense, to provide attorneys reasonably acceptable to HARVARD to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of the indemnity contained herein, whether or not such actions are rightfully brought.

(c)	Beginning at the time as any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds. During clinical trials of any such product, process or service, LICENSEE shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in such equal or lesser amount as HARVARD shall require, naming the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for LICENSEE’s indemnification under this Agreement. If LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to HARVARD and the Risk Management Foundation of the Harvard Medical Institutions, Inc. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under this Agreement.

(d)	LICENSEE shall provide HARVARD with written evidence of such insurance upon request of HARVARD. LICENSEE shall provide HARVARD with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material reduction in coverage in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, HARVARD shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

(e)	LICENSEE shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE and (ii) a reasonable period after the period referred to in (e) (i) above which in no event shall be less than ten (10) years.

9.5	LICENSEE shall not use HARVARD’s name or any adaptation of it or the name or names of any of HARVARD’s inventors in any advertising, promotional or sales literature without the prior written assent of HARVARD.

9.6	Without the prior written approval of HARVARD, the license granted pursuant to this Agreement shall not be transferred or assigned in whole or in part by LICENSEE to any party other than to an AFFILIATE or successor to the business interest of LICENSEE relating to the PATENT RIGHTS or a third party purchaser of all or substantially all of the LICENSEE’s assets or capital stock. This Agreement shall be binding upon the successors, legal representatives and assignees of HARVARD and LICENSEE.

9.7	The interpretation and application of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

9.8	LICENSEE agrees to comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations, among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees, unless its AFFILIATES and sublicensees so agree in a separate and binding arrangement, and that it will defend and hold HARVARD harmless in the event of any legal action of any nature occasioned by such violation.

9.9	LICENSEE agrees to obtain all regulatory approvals required for the manufacture and sale of ROYALTY PRODUCTS and MILESTONE PRODUCTS and to utilize appropriate patent marking on such ROYALTY PRODUCTS. LICENSEE also agrees to register or record this Agreement as is required by law or regulation in any country where the license is in effect.

9.10	Written notices required to be given under this Agreement shall be addressed as follows:

If to HARVARD:	Office for Technology and Trademark Licensing Harvard University 1350 Massachusetts Ave, Suite 727 Cambridge, MA 02138

With a copy to:	Office of Technology Licensing and Industry Sponsored Research Harvard University 333 Longwood Avenue, Suite 640 Boston, MA 02115

If to LICENSEE:	General Counsel Curis, Inc. 45 Moulton Street Cambridge, MA 02138-1118

With a copy to:	Steven Singer, Esq. Hale and Dorr LLP 60 State Street Boston MA 02109

or such other address as either party may request in writing.

9.11	Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, illegal, or unenforceable, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

9.12	In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle such conflicts amicably between themselves.

9.13	This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives with effect from June 10, 2003 (“Effective Date”).

PRESIDENT AND FELLOWS OF HARVARD COLLEGE	CURIS, INC.

/s/ JOYCE BRINTON Joyce Brinton, Director Office for Technology and Trademark Licensing	/s/ M. ELIZABETH POTTHOFF Signature

M. Elizabeth Potthoff

Name

Vice President, General Counsel

Title

8/20/03	10/2/03
Date	Date

APPENDIX A

The following comprise PATENT RIGHTS:

HARVARD [**]

HARVARD [**]	[**] [**] [**] [**] [**] [**] [**] [**]
[**] [**] [**] [**] [**]

HARVARD [**]    [**]    [**]

        [**]                  [**]

        [**]                  [**]

        [**]        [**]

APPENDIX B

The following comprise BIOLOGICAL MATERIALS

[**]

Gene	Species	Seq ID No
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

APPENDIX C

CURIS, INC.

STOCK AGREEMENT

This Agreement (“Agreement”) dated as of August     , 2003 is entered into by and among Curis, Inc., a Delaware corporation (the “Company”), President and Fellows of Harvard College (the “Purchaser”).

BACKGROUND

WHEREAS, simultaneously with the execution of this Agreement, the Company and the Purchaser are entering into an Amended and Restated Agreement (the “Amended and Restated Agreement”) which amends and restates an Agreement between the parties dated February 9, 1995; and

WHEREAS, in consideration for the Purchaser’ agreement to enter into the Amended and Restated Agreement, the Company has agreed to issue to the Purchaser shares of its Common Stock, $0.01 par value per share (“Common Stock”) on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.	Issuance of Shares. Subject to the terms and conditions of this Agreement, the Company is issuing to each of the Purchaser, and each of the Purchaser is purchasing, the number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A at a purchase price of $ per share, such purchase price to be paid in the form of each Purchaser’s agreement to enter into and perform its obligations under the Amended and Restated Agreement. The shares of Common Stock sold under this Agreement are referred to as the “Shares.”

2.	Representations of the Purchaser. Each of the Purchaser severally represents and warrants to the Company as follows:

2.1	Investment. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended, (the “Securities Act”).

2.2	Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

2.3	Experience. Such Purchaser has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which it has requested and have answered to such Purchaser’s satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and such Purchaser is able financially to bear the risks thereof.

3.	Transfer of Shares.

3.1	Restricted Shares. “Restricted Shares” means (i) the Shares and (ii) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act, Rule 144 under the Securities Act, or any other available exemption under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

3.2	Requirements for Transfer.

(a)	Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) at the request of the Company, the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

(b)	Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser to an Affiliated Party (as such term is defined below) of such Purchaser, provided that the transferee agrees in writing to be subject to the terms of this Section 3 to the same extent as if it were the original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act. For purposes of this Agreement “Affiliated Party” shall mean, with respect to any Purchaser, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including, without limitation, any general partner, officer or director of such Purchaser.

3.3	Lock-Up. Notwithstanding anything herein to the contrary, each Purchaser agrees that it shall not, on or before the date which is six (6) months from the date of execution of the Stock Agreement, directly or indirectly offer, sell, contract to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any Shares without the prior written consent of the Company.

3.4.1	Legends. Each certificate representing Restricted Shares shall bear legends substantially in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or such registration is not required.”

“The shares represented by this certificate are subject to restrictions on transfer pursuant to the terms of a certain stock purchase agreement with the Company.”

The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, in the case of the first legend, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act, and in the case of the second legend, at such time as the lock-up restrictions have lapsed.

4.	Registration of Shares

4.1.1	Definitions. For purposes of this Section 4, each of the following terms shall have the meaning set forth below:

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Indemnified Party” shall mean a party entitled, or seeking to assert rights, to indemnification under Section 4.6 below.

“Indemnifying Party” shall mean the party from whom indemnification is sought by the Indemnified Party.

“Registration Statement” shall mean a registration statement on Form S☐3 covering the resale to the public by the Purchaser of the Shares.

“SEC” shall mean the Securities and Exchange Commission.

“Selling Stockholder” shall mean any Purchaser owning Shares included in a Registration Statement.

4.2	Registration of Shares. At the request of the Purchaser at any time on or after the date which is six (6) months from the date of execution of the Stock Agreement (the “Registration Date”), the Company shall file with the SEC the Registration Statement. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable. The Company shall cause the Registration

Statement to remain effective until one year after the initial effectiveness or such earlier time as all of the Shares covered by the Registration Statement have been sold pursuant thereto.

4.3	Limitations on Registration Rights.

(a)	The Company may, by written notice to the Purchaser, (i) delay the filing or effectiveness of the Registration Statement or (ii) suspend the Registration Statement after effectiveness and require that the Purchaser immediately cease sales of shares pursuant to the Registration Statement, in the event that (A) the Company files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a public offering by the Company of its shares of Common Stock or securities convertible into shares of Common Stock or (B) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Registration Statement would require disclosure of such activity, transaction, preparations or negotiations.

(b)	If the Company delays or suspends the Registration Statement or requires the Purchaser to cease sales of shares pursuant to paragraph (a) above, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Registration Statement and/or give written notice to all Purchaser authorizing them to resume sales pursuant to the Registration Statement. If as a result thereof the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Purchaser given pursuant to this paragraph (b), and the Purchaser shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised prospectus.

(c)	Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under paragraph (a) above to suspend sales of shares for a period in excess of two (2) nonconsecutive periods of ninety (90) days each in any period of 365 days. Any delays and suspensions by Company shall enlarge one year effectiveness of the Registration Statement.

4.4	Registration Procedures.

(a)	In connection with the filing by the Company of the Registration Statement, the Company shall furnish to each Purchaser a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

(b)	The Company shall use its best efforts to register or qualify the Shares covered by the Registration Statement under the securities laws of each state of the United States; provided, however, that the Company shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

(c)	If the Company has delivered preliminary or final prospectuses to the Purchaser and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested by the Company, the Purchaser shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to the Company. The Company shall promptly provide the Purchaser with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Purchaser shall be free to resume making offers and sales under the Registration Statement.

(d)	The Company shall pay the expenses incurred by it in complying with its obligations under this Section 4, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Purchaser in connection with sales under the Registration Statement and (ii) the fees and expenses of any counsel retained by Purchaser.

4.5	Requirements of Purchaser. The Company shall not be required to include any Shares in the Registration Statement unless:

(a)	the Purchaser owning such shares furnishes to the Company in writing such information regarding such Purchaser and the proposed sale of Shares by such Purchaser as the Company may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

(b)	such Purchaser shall have provided to the Company its written agreement to report to the Company sales made pursuant to the Registration Statement.

4.6	Indemnification and Contribution.

(a)	In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange

Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

(b)	In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Shares sold in connection with such registration.

(c)	Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.6 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)	In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 4.6 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and such Selling Stockholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 4.6(d), (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 4.6(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 4.6(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)	The rights and obligations of the Company and the Selling Stockholders under this Section 4.6 shall survive the termination of this Agreement.

4.7	Assignment of Rights. A Purchaser may assign its rights under this Section 4 in connection with the transfer of some or all of its Shares, provided each such transferee agrees in a written instrument delivered to the Company to be bound by the provisions of this Section 4.

5.	Miscellaneous.

5.1	Successors and Assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to (a) any person or entity to which Shares are transferred by such Purchaser, or (b) to any to any affiliate, partner, member, stockholder or subsidiary of such Purchaser, and, in each case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

5.2	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

5.3	Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Party shall be entitled to specific performance of the agreements and obligations of the other parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

5.4	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

5.5.1	Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at 61 Moulton Street, Cambridge, MA 02138, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to, Attention: General Counsel, Esq.

If to a Purchaser, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

5.6	Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

5.7	Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 51% of the Shares then held by all Purchasers. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such

Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion. Any amendment, termination or waiver effected in accordance with this Section 5.7 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

5.8	Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

5.9	Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

5.10	Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

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Executed as of the date first written above.

COMPANY: CURIS, INC.

By:	/s/ M. ELIZABETH POTTHOFF
Name:
Title:

PURCHASER: President and Fellows of Harvard College

By:	/s/ JOYCE BRINTON
Name:	Joyce Brinton
Title:	Director, Harvard OTTL

EXHIBIT A

List of Purchaser and Shares

Name and Address of Purchaser	No. of Shares issued
President and Fellows of Harvard College	100,000*
1350 Massachusetts Ave, Suite 727
Cambridge, MA 02138

*	As directed by Purchaser, Company will issue 78,400 shares of Company Common Stock to Purchaser and the balance of 21,600 shares of Curis Common Stock to Cancer Research Technology Ltd.

Executed as of the date first written above.

COMPANY: CURIS, INC.

By:	/s/ M. ELIZABETH POTTHOFF

Name:
Title:

PURCHASER: President and Fellows of Harvard College

By:	/s/ JOYCE BRINTON

Name:	Joyce Brinton
Title:	Director, Harvard OTTL

EXHIBIT A

List of Purchaser and Shares

Name and Address of Purchaser	No. of Shares issued
President and Fellows of Harvard College	100,000*
1350 Massachusetts Ave, Suite 727
Cambridge, MA 02138

*	As directed by Purchaser, Company will issue 78,400 shares of Company Common Stock to Purchaser and the balance of 21,600 shares of Curis Common Stock to Cancer Research Technology Ltd.